PRESS RELEASE

New York
July 12, 2006

NEW GENERATION HOLDINGS SIGNS EXCLUSIVE
ADVISORY AGREEMENT; FILES PRELIMINARY
PROXY MATERIALS FOR “SPIN-OFF” OF PLASTINUM CORP.

New Generation Holdings, Inc. (“NGPX-OTC-BB”) (the “Company”) announced that it has executed an exclusive advisory agreement with ValleyRoad Capital. Under the terms of the advisory agreement, ValleyRoad will advise and assist NGH in raising capital of up to $10 million for the Company’s subsidiary Plastinum Corp. The Company also announced that it has filed preliminary proxy materials and related documents with the Securities and Exchange Commission in connection with the proposed “spin-off” of Plastinum to the Company stockholders.

The Company also announced that under its prior agreement with its Chairman and CEO, Jacques Mot, Mr. Mot has converted the Company’s outstanding indebtedness to Mr. Mot in the approximate amount of $790,000 into Preferred Stock of the Company. The Preferred Stock received by Mr. Mot will automatically convert into Common Stock upon the completion of the “spin-off” of Plastinum. Mr. Mot beneficially owns approximately 45% of the outstanding Common Stock of the Company and if the “spin-off” is completed, Mr. Mot will beneficially own approximately 43% of the outstanding common stock of Plastinum.

About New Generation Holdings, Inc.

New Generation Holdings, Inc. is a platform to build shareholder value through the acquisition and development of businesses and technologies. The company's present focus is restricted to the plastic industry. The company is incorporated in the United States and its shares trade on the Over-the-Counter Bulletin Board market under the symbol “NGPX”. In the plastic blending sector, New Generation Holdings owns Plastinum Corp. Plastinum Corp. has offices in New York. The company owns and develops a patented and proprietary plastic blending technology. Plastinum Corp. has built several prototypes in France and it has built a commercial size unit, targeted at the computer scrap market as well as other plastic scrap. The next target for Plastinum Corp. is to open its first commercial plant.

New Generation Holdings, Inc.
245 Park Avenue, 39th floor
New York, N.Y. 10167
Telephone: (1) 212 7924030
Facsimile: (1) 212 7924001
E-mail: info@ngpx.com

About ValleyRoad Capital Ltd

ValleyRoad Capital Ltd is a Geneva (Switzerland) based corporate finance and private equity advisory firm which offers solutions for companies’ and investors’ unaddressed complex private equity and corporate finance issues. Acknowledging the need for tailor-made guidance in the fields of private equity and corporate finance, ValleyRoad Capital provides a broad range of services that complement traditional banking offerings.

ValleyRoad Capital Ltd.
Place Isaac-Mercier 3
1201 Geneva, Switzerland
Telephone: (+41) 22 9061020
Facsimile: (+41) 22 9061021
E-mail: info@valleyroadcapital.com

Certain statements in this news release, including statements that we “believe”, “expect”, “intend” or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, and whether the contemplated “spin-off” of Plastinum will be consummated, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company’s Securities and Exchange Commission filings and the filings of Plastinum Corp. available at http://www.sec.gov.

SOURCE: New Generation Holdings Inc.

By Staff

CONTACT:
New Generation Holdings, Inc.
Jacques Mot
(212) 792-4030
info@ngpx.com